                                                                       EXHIBIT 1

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                              EUROBANCSHARES, INC.



                           (a Puerto Rico corporation)



                        3,894,988 Shares of Common Stock



                           (Par Value $.01 Per Share)



                               PURCHASE AGREEMENT




August [     ], 2004

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                                TABLE OF CONTENTS

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SECTION 1.0          REPRESENTATIONS AND WARRANTIES...............................................................3
      (a)       Representations and Warranties by the Company.....................................................3
         (i)        Compliance with Registration Requirements.....................................................3
         (ii)       Independent Registered Public Accounting Firm.................................................4
         (iii)      Financial Statements..........................................................................4
         (iv)       No Material Adverse Change in Business........................................................5
         (v)        Good Standing of the Company..................................................................5
         (vi)       Good Standing of Subsidiaries.................................................................6
         (vii)      Capitalization................................................................................7
         (viii)     Authorization of Agreement....................................................................7
         (ix)       Authorization and Description of Securities...................................................7
         (x)        Absence of Defaults and Conflicts.............................................................7
         (xi)       Absence of Labor Dispute......................................................................8
         (xii)      Absence of Proceedings........................................................................8
         (xiii)     Accuracy of Exhibits..........................................................................8
         (xiv)      Possession of Intellectual Property...........................................................9
         (xv)       Absence of Further Requirements...............................................................9
         (xvi)      Possession of Licenses and Permits............................................................9
         (xvii)     Title to Property............................................................................10
         (xviii)    Compliance with Cuba Act.....................................................................10
         (xix)      Investment Company Act.......................................................................10
         (xx)       Environmental Laws...........................................................................10
         (xxi)      Taxes........................................................................................11
         (xxii)     Compliance with Laws.........................................................................11
         (xxiii)    Compliance with the Sarbanes-Oxley Act.......................................................12
         (xxiv)     Bank Regulations.............................................................................12
         (xxv)      International Banking Entity.................................................................12
         (xxvi)     Regulatory Enforcement Matters...............................................................12
         (xxvii)    Regulatory Reports...........................................................................13
         (xxviii)   Deposit Insurance............................................................................14
         (xxix)     Insurance Licenses...........................................................................14
         (xxx)      Registration Rights..........................................................................14
         (xxxi)     Warrants, Options and Other Rights...........................................................15
         (xxxii)    No Unauthorized Use of Prospectus............................................................15
         (xxxiii)   Insurance....................................................................................15
         (xxxiv)    No Illegal Payment or Influence..............................................................15
         (xxxv)     Sales of Securities/No Integration...........................................................15
         (xxxvi)    No Affiliation or Association with NASD......................................................16
         (xxxvii)   Lock-up Agreements...........................................................................16
         (xxxviii)  Internal Control Over Financial Reporting....................................................16
         (xxxix)    Disclosure Controls and Procedures...........................................................17
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         (xl)       Data in Registration Statement and Prospectus................................................17
         (xli)      No Stabilization or Manipulation.............................................................17
         (xlii)     Related Party Transactions...................................................................17
         (xliii)    Fees.........................................................................................17
         (xliv)     ERISA........................................................................................18
      (b)       Representations and Warranties by the Selling Stockholders.......................................18
         (i)        Accurate Disclosure..........................................................................18
         (ii)       Authorization of Agreements..................................................................18
         (iii)      Good and Marketable Title....................................................................19
         (iv)       Due Execution of Power of Attorney and Custody Agreement.....................................19
         (v)        Absence of Manipulation......................................................................20
         (vi)       Absence of Further Requirements..............................................................20
         (vii)      Lock-up Agreements...........................................................................20
         (viii)     Certificates Suitable for Transfer...........................................................20
         (ix)       No Affiliation or Association with NASD......................................................20
      (c)       Officer's Certificates...........................................................................21
SECTION 2.0          SALE AND DELIVERY TO UNDERWRITERS; CLOSING..................................................21
      (a)       Initial Securities...............................................................................21
      (b)       Option Securities................................................................................21
      (c)       Payment..........................................................................................22
      (d)       Denominations; Registration......................................................................22
SECTION 3.0          COVENANTS OF THE COMPANY....................................................................23
      (a)       Compliance with Securities Regulations and Commission Requests...................................23
      (b)       Filing of Amendments.............................................................................23
      (c)       Delivery of Registration Statements..............................................................23
      (d)       Delivery of Prospectuses.........................................................................23
      (e)       Continued Compliance with Securities Laws........................................................24
      (f)       Blue Sky Qualifications..........................................................................24
      (g)       Rule 158.........................................................................................24
      (h)       Use of Proceeds..................................................................................25
      (i)       Listing..........................................................................................25
      (j)       Restriction on Sale of Securities................................................................25
      (k)       Reporting Requirements...........................................................................26
      (l)       Restrictions on Reserved Securities..............................................................26
      (m)       Compliance with Rule 463.........................................................................26
      (n)       Compliance with the Sarbanes-Oxley Act...........................................................26
      (o)       Compliance with the Cuba Act.....................................................................26
SECTION 4.0          PAYMENT OF EXPENSES.........................................................................26
      (a)       Expenses.........................................................................................26
      (b)       Expenses of the Selling Stockholders.............................................................27
      (c)       Termination of Agreement.........................................................................27
      (d)       Allocation of Expenses...........................................................................27
SECTION 5.0          CONDITIONS OF UNDERWRITERS' OBLIGATIONS.....................................................27
      (a)       Effectiveness of Registration Statement..........................................................27
      (b)       Opinions of Counsel for the Company..............................................................28
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      (c)       Opinions of Counsel for the Selling Stockholders.................................................28
      (d)       Opinion of Counsel for the Underwriters..........................................................29
      (e)       Officers' Certificate............................................................................29
      (f)       Certificate of Selling Stockholders..............................................................29
      (g)       Accountant's Comfort Letter......................................................................29
      (h)       Bring-down Comfort Letter........................................................................29
      (i)       Management Comfort Letter........................................................................30
      (j)       Approval of Listing and Effectiveness of Registration Statement on Form 8-A......................30
      (k)       No Objection.....................................................................................30
      (l)       Lock-up Agreements...............................................................................30
      (m)       Conditions to Purchase of Option Securities......................................................30
         (i)        Officers' Certificate........................................................................30
         (ii)       Certificate of Selling Stockholders..........................................................30
         (iii)      Opinions of Counsel for the Company..........................................................30
         (iv)       Opinions of Counsel for the Selling Stockholders.............................................31
         (v)        Opinion of Counsel for the Underwriters......................................................31
         (vi)       Bring-down Comfort Letter....................................................................31
         (vii)      Bring-down Management Comfort Letter.........................................................31
      (n)       Additional Documents.............................................................................31
      (o)       Termination of Agreement.........................................................................31
      (p)       Confirmation Letters.............................................................................32
SECTION 6.0          INDEMNIFICATION.............................................................................32
      (a)       Indemnification of the Underwriters..............................................................32
      (b)       Indemnification of the Company, Directors and Officers and the Selling Stockholders..............33
      (c)       Actions against Parties; Notification............................................................34
      (d)       Settlement without Consent if Failure to Reimburse...............................................34
SECTION 7.0          CONTRIBUTION................................................................................35
SECTION 8.0          REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO
                     SURVIVE DELIVERY............................................................................36
SECTION 9.0          TERMINATION OF AGREEMENT....................................................................36
      (a)       Termination; General.............................................................................36
      (b)       Liabilities......................................................................................37
SECTION 10.0         DEFAULT BY ONE OR MORE OF THE UNDERWRITERS..................................................37
SECTION 11.0         DEFAULT BY ONE OR MORE OF THE SELLING STOCKHOLDERS
                     OR THE COMPANY..............................................................................38
SECTION 12.0         NOTICES.....................................................................................38
SECTION 13.0         PARTIES.....................................................................................40
SECTION 14.0         GOVERNING LAW; REFERENCES TO TIME...........................................................40
SECTION 15.0         SUBMISSION TO JURISDICTION..................................................................41
SECTION 16.0         EFFECT OF HEADINGS..........................................................................41
SCHEDULE A
SCHEDULE B
SCHEDULE C
SCHEDULE D
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SCHEDULE E
Exhibit A
Exhibit B
Exhibit C
Exhibit D
Annex A
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                              EUROBANCSHARES, INC.

                           (a Puerto Rico corporation)

                        3,894,988 Shares of Common Stock

                           (Par Value $.01 Per Share)

                               PURCHASE AGREEMENT

                                                                August [ ], 2004

KEEFE, BRUYETTE & WOODS, INC.
UBS SECURITIES LLC
BREAN MURRAY & CO., INC.
  as Representatives of the several Underwriters
c/o Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue, 4th Floor
New York, New York 10019

Ladies and Gentlemen:

      EuroBancshares, Inc., a Puerto Rico corporation (the "Company"), Eurobank, a Puerto Rico chartered commercial bank and a wholly-owned subsidiary of the Company (the "Bank"), and the persons listed in Schedule B hereto (the "Selling Stockholders"), confirm their respective agreements with Keefe, Bruyette & Woods, Inc. ("Keefe Bruyette") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Keefe Bruyette, UBS Securities LLC and Brean Murray & Co., Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Company and the Selling Stockholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") set forth in Schedules A and B hereto and (ii) the grant by the Company and the Selling Stockholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 584,248 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 3,894,988 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 584,248 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

      The Company, the Bank and the Selling Stockholders understand that the Underwriters propose to make an initial public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

      The Company, the Bank, the Selling Stockholders and the Underwriters agree that up to 86,250 shares of the Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to certain directors, officers, employees and persons having business relationships with the Company, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of NASD, Inc. (formerly, the National Association of Securities Dealers, Inc.) and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such directors, officers, employees and persons having business relationships with the Company by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the initial public offering contemplated hereby.

      The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-115510) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and the schedules thereto, if any, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated August 2, 2004 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

      All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to


                                       2
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mean and include any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include such preliminary prospectus or the Prospectus, as the case may be.

      SECTION 1.0 Representations and Warranties.

      (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

                  (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration


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      Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Keefe Bruyette expressly for use in the Registration Statement or Prospectus.

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Independent Registered Public Accounting Firm. The accounting firm that certified the financial statements and supporting schedules of the Company included in the Registration Statement and the Prospectus is an independent registered public accounting firm (or, in the case of Arthur Andersen LLP, were independent auditors during the periods covered by their report included in the Registration Statement and the Prospectus through the date of such report) as required by the 1933 Act and the 1933 Act Regulations. KPMG LLP, the accounting firm that certified the financial statements and supporting schedules of The Bank & Trust Company of Puerto Rico ("Bank & Trust") included in the Registration Statement and the Prospectus is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations. Other than Arthur Andersen LLP, the registered public accounting firms that certified the financial statements and supporting schedules of each of the Company and Bank & Trust are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and the related rules and regulations of the Commission. Any statements required to be included in the Prospectus by the 1933 Act or the 1933 Act Regulations to reflect that the Company terminated its engagement with Arthur Andersen LLP and engaged KPMG LLP as its independent auditors have been included in the Prospectus.

                  (iii) Financial Statements. The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data

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      and the summary financial information of the Company included in the
      Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The financial statements of Bank & Trust included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of Bank & Trust at the dates indicated and the statement of operations, stockholders' equity and cash flows of Bank & Trust for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, of Bank & Trust included in the Registration Statement present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information of Bank & Trust included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement or the Prospectus regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations") and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

                  (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (any such change, a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Puerto Rico and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure or failures so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and has duly elected to become, and meets the applicable requirements for qualification as, a financial holding company under the BHCA, and is in good standing with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board").

                  (vi) Good Standing of Subsidiaries. The only subsidiaries of the Company are the subsidiaries listed on Schedule D hereto (each a "Subsidiary" and, collectively, the "Subsidiaries"). The Bank has been duly organized and is validly existing as a Puerto Rico chartered commercial bank and is in good standing under the laws of the Commonwealth of Puerto Rico. Each of EBS Overseas, Inc. and EuroSeguros, Inc. has been duly organized as a corporation and is validly existing and is in good standing under the laws of the Commonwealth of Puerto Rico. Each of Eurobank Statutory Trust I and Eurobank Statutory Trust II has been duly formed and is validly existing as a statutory trust under the Connecticut Statutory Trust Act, Chapter 615 of Title 34 of the Connecticut General Statutes, Section 500, et seq. and is in good standing under the laws of the State of Connecticut. Each Subsidiary has the corporate or banking power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure or failures so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary. Except as set forth in the Prospectus or as required in connection with the exercise of its rights as a creditor, or pursuant to a bona fide collateral pledge arrangement, neither the Company nor any Subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, trust, association, joint venture or other business entity.

                  (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock, including the Securities to be purchased by the Underwriters from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock, including the Securities to be purchased by the Underwriters from the Selling Stockholders, was issued in violation of preemptive or other similar rights of any securityholder of the Company.

                  (viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (ix) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company.

                  (x) Absence of Defaults and Conflicts. Neither the Company nor any of the Subsidiaries is in violation of its respective charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, the "Agreements and Instruments") except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default or Repayment

      Event (as defined below) under, give rise to any right of termination under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any of the Agreements and Instruments (except for such conflicts, breaches or defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

                  (xi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

                  (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xiii) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement, the Prospectus or the documents to be filed as exhibits thereto that have not been so described and filed as required.

                  (xiv) Possession of Intellectual Property. The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

                  (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities and the Reserved Securities hereunder or the consummation of the transactions contemplated by this Agreement, except
      (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or the securities laws of any state or territory and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

                  (xvi) Possession of Licenses and Permits. The Company and the Subsidiaries possess such certificates, authorities, permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, territorial, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them, except for such Governmental Licenses the absence of which, individually or in the aggregate, would not result in a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure or failures so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure or failures of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xvii) Title to Property. Each of the Company and the Subsidiaries have good and marketable title to all real property owned by the Company or the Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of the Subsidiaries; and all of the leases and subleases material to the business of the Company and the Subsidiaries, considered as one enterprise, and under which the Company or any of the Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xviii) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida Act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act"), or is exempt therefrom.

                  (xix) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xx) Environmental Laws. Except as described in the Registration Statement or except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect,
      (A) neither the Company nor any of the Subsidiaries is in violation of any federal, state, territorial, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous

      Materials (collectively, "Environmental Laws"), (B) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (D) there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (xxi) Taxes. The Company and each of the Subsidiaries has (a) timely filed all foreign, United States federal, state and local tax returns, information returns, and similar reports that are required to be filed (taking into account valid extensions), and all tax returns are true, correct and complete, (b) paid in full all taxes required to be paid by it and any other assessment, fine or penalty levied against it, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have, individually or in the aggregate, a Material Adverse Effect, and (c) established on the most recent balance sheet reserves that are adequate for the payment of all taxes not yet due and payable.

                  (xxii) Compliance with Laws. Except as set forth in the Prospectus, the Company and each Subsidiary is in compliance in all material respects, in the conduct of its business, with all applicable federal, state, territorial, local and foreign statutes, laws, regulations, ordinances, permits, licenses, franchises, certificates of authority, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, the laws and rules administered by the Office of Foreign Assets Control, all other applicable fair lending and fair housing laws or other laws relating to discrimination (including, without limitation, anti-redlining, equal credit opportunity and fair credit reporting), truth-in-lending, real estate settlement procedures, adjustable rate mortgages disclosures or consumer credit (including, without limitation, the federal Consumer Credit Protection Act, the federal Truth-in Lending Act and Regulation Z thereunder, the federal Real Estate Settlement Procedures Act of 1974 and Regulation X thereunder, and the federal Equal Credit Opportunity Act and Regulation B thereunder) or with respect to the Flood Disaster Protection Act and the Bank Secrecy Act, and, as of the date hereof, the Bank has a Community Reinvestment Act rating of "satisfactory" or better. Without limiting the generality of the foregoing, the Bank has been approved by (a) the Federal Housing Administration ("FHA") as a mortgagee and servicer for FHA loans,
      (b) Veterans Affairs ("VA") as a lender and servicer for VA loans, (c) the Federal National Mortgage Association ("FNMA") as a seller of [single-family][multi-family] mortgage loans and participation interests and as a servicer of [single-family][multi-family] mortgage loans, (d) the Federal Home Loan Mortgage Corporation ("FHLMC") as a seller/servicer of [single-family][multi-family] mortgage loans to FHLMC and (e) the Government National Mortgage Association ("GNMA") as an authorized issuer and servicer of GNMA-guaranteed mortgage-backed securities, and as a servicer of private insured loans and conventional loans.

                  (xxiii) Compliance with the Sarbanes-Oxley Act. The Company has actively taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, the Company and the Subsidiaries and any of the officers and directors of the Company and the Subsidiaries, in their capacities as such, will be in compliance with the provisions of the Sarbanes-Oxley Act, the related rules and regulations promulgated thereunder by the Commission and the rules of The Nasdaq Stock Market, Inc. upon the effectiveness of such provisions, rules and regulations with respect to the Company, the Subsidiaries or any of the officers and directors of the Company and the Subsidiaries. The Company is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act and the related rules and regulations promulgated thereunder by the Commission and The Nasdaq Stock Market, Inc. not currently in effect upon and at all times after the effectiveness of such provisions.

                  (xxiv) Bank Regulations. The Company is duly registered as a bank holding company with the Federal Reserve Board, and has duly elected to become, and meets the applicable requirements for qualification as, a financial holding company under the BHCA; and the Bank continues to hold a valid charter to do business as a Puerto Rico chartered commercial bank. The Bank is well capitalized according to the capital standards set forth by the Federal Deposit Insurance Corporation, and the activities of each of the Subsidiaries are permissible for subsidiaries of a financial holding company.

                  (xxv) International Banking Entity. The International Banking Center Regulatory Act of Puerto Rico, as amended, does not subject the assets of the Company's international banking entity subsidiary EBS Overseas, Inc. and the Bank's international banking entity division BT International, to taxation under United States federal or Puerto Rico laws.

                  (xxvi) Regulatory Enforcement Matters. The Bank has complied in all material respects with all applicable rules and regulations of the Commissioner of Financial Institutions of Puerto Rico, the Federal Deposit

      Insurance Corporation and the Federal Reserve Board. Neither the Company nor any Subsidiary is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a "Regulatory Agreement"), nor has the Company or any Subsidiary been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement or that they may be subject to an investigation, audit or other examination which is likely to lead to the imposition of any civil, monetary or other penalties, and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or of any Subsidiary which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. As used herein, the term "Regulatory Agency" means any federal, Puerto Rican or state agency charged with the supervision or regulation of depositary institutions or holding companies of depository institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any Subsidiary.

                  (xxvii) Regulatory Reports. The Company and the Bank have duly filed with the Federal Reserve Board and the Federal Deposit Insurance Corporation (and, if necessary, the Commissioner of Financial Institutions of Puerto Rico), as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations, provided that information as of a later date shall be deemed to modify information as of an earlier date; and the Company has previously delivered or made available to each Underwriter which has requested the same in writing directly to the Company accurate and complete copies of all such reports. Neither the Company nor the Bank is subject to, or expects to be subject to, any formal or informal enforcement or supervisory action by the Federal Reserve Board, the Federal Deposit Insurance Corporation, or the Commissioner of Financial Institutions of Puerto Rico. In connection with any examinations of the Company or the Bank by the Federal Reserve Board, the Federal Deposit Insurance Corporation or the Commissioner of Financial Institutions of Puerto Rico completed within the last five years or currently in process, neither the Company nor the Bank was required to correct or change any action, procedure or proceeding which has not been substantially corrected or changed as required.

                  (xxviii) Deposit Insurance. The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation to the legal maximum, the Bank has paid all premiums and assessments required by the Federal Deposit Insurance Corporation and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending or threatened. The Bank is a member in good standing of the Federal Home Loan Bank of New York.

                  (xxix) Insurance Licenses. The Company and EuroSeguros, Inc. ("EuroSeguros") hold such insurance licenses, certificates and permits from any governmental authority, agency, instrumentality, self-regulatory body, commission (including departments of insurance) or other body, federal, state, territorial, local or foreign (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where it conducts business) (the "Insurance Licenses") as are necessary to the conduct of its business as described in the Prospectus, except where the failure or failures to have such licenses, certificates and permits would not, individually or in the aggregate, have a Material Adverse Effect; the Company and EuroSeguros have fulfilled and performed all obligations necessary to maintain such Insurance Licenses, except where the failure or failures to have fulfilled and performed such obligations would not, individually or in the aggregate, have a Material Adverse Effect; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that would result in the revocation, termination or suspension of any Insurance License or that would otherwise restrict EuroSeguros from engaging in the insurance business it currently conducts, the effect of which would, individually or in the aggregate, result in a Material Adverse Effect; except as set forth in the Prospectus, no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by EuroSeguros to the Company; and neither the Company nor EuroSeguros has received any notice of proceedings relating to the revocation or modification of any such Insurance Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xxx) Registration Rights. There are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act, except for those registration or similar rights which have been waived with respect to the offering contemplated by this Agreement, all of which registration or similar rights are fairly summarized in the Prospectus.

                  (xxxi) Warrants, Options and Other Rights. Except as disclosed in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any Subsidiary or any security convertible into or exchangeable for capital stock of the Company or any Subsidiary.

                  (xxxii) No Unauthorized Use of Prospectus. The Company has not distributed and, prior to the later to occur of (i) the Closing Time and
      (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Representatives.

                  (xxxiii) Insurance. The Company and the Subsidiaries maintain insurance of the types and in the amounts consistent with insurance coverage maintained by similar companies and businesses, all of which insurance is in full force and effect; the Company and the Subsidiaries are insured by insurers of recognized financial responsibility; all policies of insurance and fidelity or surety bonds insuring the Company or any Subsidiary or the Company's or the Subsidiary's respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each Subsidiary are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

                  (xxxiv) No Illegal Payment or Influence. To the knowledge of the Company, neither the Company nor any Subsidiary nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus. The Company has not offered, or caused the Underwriters to offer, Reserved Securities to any person with the intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or
      (ii) a trade journalist or publication to write or publish favorable information about the Company or its products or services.

                  (xxxv) Sales of Securities/No Integration. The offering of rights to purchase the Company's Common Stock (the "Rights Offering"), pursuant to which the Company issued 369,231 shares of its Common Stock on May 12, 2004, satisfied all conditions of Section 3(a)(11) of the 1933 Act for exemption from the registration requirements of the 1933 Act and was exempt from the registration requirements of the Puerto Rico Securities Act. The exchange of 344,192 shares of the Company's Common Stock and 433,337 shares of its Noncumulative Preferred Stock, Series A as partial consideration for the Company's acquisition of all the outstanding shares of the capital stock of Bank & Trust (the "Bank & Trust Securities Issuance"), which was consummated on May 3, 2004, satisfied all conditions of Section 3(a)(11) of the 1933 Act for exemption from the registration requirements of the 1933 Act and was exempt from the registration requirements of the Puerto Rico Securities Act. Except for shares sold or issued in connection with the Rights Offering and the Bank & Trust Securities Issuance, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the 1933 Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

                  (xxxvi) No Affiliation or Association with NASD. There are no direct or indirect affiliations or associations with (within the meaning of Article I, Section 1 of the By-Laws of the NASD) any member firm of the NASD among the Company's or any Subsidiary's officers or directors or, to the knowledge of the Company, any stockholder of the Company, except as disclosed in writing to the Representatives.

                  (xxxvii) Lock-up Agreements. Each of the Company's executive officers and directors, each of the Selling Stockholders and substantially all of the Company's other stockholders, in each case as listed on Schedule E hereto, has executed and delivered lock-up agreements as contemplated by Section 5(l) hereof.

                  (xxxviii) Internal Control Over Financial Reporting. The Company and the Subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the 1934 Act) sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company's independent registered public accounting firm and the Audit Committee of the Board of Directors have been advised of:
      (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Company's ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

                  (xxxix) Disclosure Controls and Procedures. The Company has actively taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, the Company will have established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act); such disclosure controls and procedures will have been designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within the Company.

                  (xl) Data in Registration Statement and Prospectus. The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

                  (xli) No Stabilization or Manipulation. Neither the Company, its Subsidiaries nor any of their respective directors or officers has taken, nor will he, she or it take, directly or indirectly, any action designed, or which could reasonably be expected in the future to cause or result in, under the 1933 Act or otherwise, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or otherwise.

                  (xlii) Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the 1933 Act or the 1933 Act Regulations to be described in the Prospectus, which is not so described as required in the Prospectus. All loans, guarantees of indebtedness or other extensions of credit by the Company to or for the benefit of any of the Company's directors and executive officers are made in conformity with the insider lending restrictions of Section 22(h) of the Federal Reserve Act of 1913, as amended, and Section 402 of the Sarbanes-Oxley Act.

                  (xliii) Fees. Other than as contemplated by this Agreement, except as disclosed in the Prospectus or except for any bonus payments to employees in connection with the offering, there is no broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder's fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

                  (xliv) ERISA. The Company and each of the Subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "employee benefit plan" (as defined in ERISA) for which the Company or any of the Subsidiaries or ERISA Affiliates would have any liability; the Company and each of the Subsidiaries or their ERISA Affiliates have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the "Code"); and each "employee benefit plan" for which the Company and each of its Subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code or Section 1165(e) of the Puerto Rico Internal Revenue Code of 1994, as amended, is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. "ERISA Affiliate" means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or
      (o) of the Code or Section 4001(b) of ERISA of which the Company or such Subsidiary is a member.

      (b) Representations and Warranties by the Selling Stockholders. Each Selling Stockholder severally represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and, if the Selling Stockholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

                  (i) Accurate Disclosure. To the best knowledge of such Selling Stockholder, the representations and warranties of the Company contained in Section 1(a) hereof are true and correct; such Selling Stockholder has reviewed and is familiar with the Registration Statement and the Prospectus and neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper) includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such Selling Stockholder is not prompted to sell the Securities to be sold by such Selling Stockholder hereunder by any information concerning the Company or any Subsidiary of the Company which is not set forth in the Prospectus.

                  (ii) Authorization of Agreements. Each Selling Stockholder has the full right, power and authority to enter into this Agreement and a Power of

      Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement") and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder hereunder. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and under the Power of Attorney and Custody Agreement and compliance by such Selling Stockholder with its obligations hereunder and under the Power of Attorney and Custody Agreement have been duly authorized by such Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties.

                  (iii) Good and Marketable Title. Such Selling Stockholder has and will at the Closing Time and, if any Option Securities are purchased, on the Date of Delivery have good and marketable title to the Securities to be sold by such Selling Stockholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and marketable title to the Securities purchased by it from such Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

                  (iv) Due Execution of Power of Attorney and Custody Agreement. Such Selling Stockholder has duly executed and delivered, in the form heretofore furnished to the Representatives, the Power of Attorney and Custody Agreement with Rafael Arrillaga-Torrens, Jr. and Yadira R. Mercado, or either of them, as attorney(s)-in-fact (the "Attorney(s)-in-Fact") and American Stock Transfer & Trust Company, as custodian (the "Custodian"); the Custodian is authorized to deliver the Securities to be sold by such Selling Stockholder hereunder and to accept payment therefor; and each Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 5(f) or that may be required pursuant to Section(s) 5(m) and 5(n) on behalf of such

      Selling Stockholder, to sell, assign and transfer to the Underwriters the Securities to be sold by such Selling Stockholder hereunder, to determine the purchase price to be paid by the Underwriters to such Selling Stockholder, as provided in Section 2(a) hereof, to authorize the delivery of the Securities to be sold by such Selling Stockholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement.

                  (v) Absence of Manipulation. Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed, or which could reasonably be expected in the future to cause or result in, under the 1933 Act or otherwise, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or otherwise.

                  (vi) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Stockholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state or territorial securities laws and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

                  (vii) Lock-up Agreements. Such Selling Stockholder has executed and delivered a lock-up agreement as contemplated by Section 5(l) hereof.

                  (viii) Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by such Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

                  (ix) No Affiliation or Association with NASD. Neither such Selling Stockholder nor any of such Selling Stockholder's affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other affiliation or association with (within the meaning of Article I, Section 1 of the By-Laws of the NASD), any member firm of the NASD.

      (c) Officer's Certificates. Any certificate signed by any officer of the Company or of any Subsidiary delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

      SECTION 2.0 Sale and Delivery to Underwriters; Closing.

      (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Stockholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Stockholder, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or such Selling Stockholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

      (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Stockholders, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 584,248 shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company and the Selling Stockholders setting forth the aggregate number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the Underwriters elect to exercise the option hereby granted by the Company and the Selling Stockholders in part, the Underwriters hereby agree to purchase all of the Options Securities of the Selling Stockholders prior to purchasing any Option Securities of the Company. If less than all of the Option Securities of the Selling Stockholders are to be purchased, then the Underwriters shall purchase from each Selling Stockholder a number of Option Securities equal to the portion of the total number of Option Securities then being purchased which the number of Option Securities set forth in Schedule B opposite the name of such Selling Stockholder bears to the total number of Option Securities of all Selling Stockholders, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares. If the option is exercised as to all or any portion of the Option Securities, then each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

      (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Stockholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and the Selling Stockholders (such time and date of payment and delivery being herein called the "Closing Time").

      In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Stockholders, on each Date of Delivery as specified in the notice from the Representatives to the Company and the Selling Stockholders.

      Payment shall be made to the Company and each of the Selling Stockholders by wire transfer of immediately available funds to bank accounts designated by the Company and the Custodian pursuant to each Selling Stockholder's Power of Attorney and Custody Agreement, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Keefe Bruyette, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

      (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the

Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

      SECTION 3.0 Covenants of the Company. The Company covenants with each Underwriter as follows:

      (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities or the Reserved Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as shall be reasonably necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

      (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

      (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including the exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company further agrees to comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Reserved Securities are offered.

      (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities and the Reserved Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities or the Reserved Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

      (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

      (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

      (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

      (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus (the "Restricted Period"), the Company will not, directly or indirectly, (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, or file or cause to be filed any registration statement under the 1933 Act with respect to any of the foregoing, or (ii) engage in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of Common Stock even if such Common Stock would be disposed of by someone other than the Company, including without limitation any short sale or grant of any right (including without limitation any put or call option) with respect to any shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from shares of Common Stock. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan or (E) any transfer, sale or other disposition with the prior written consent of Keefe, Bruyette & Woods, Inc. (which consent may be withheld in its sole discretion), provided that Keefe, Bruyette & Woods, Inc., for the benefit of each of the other Representatives, agrees not to provide such consent without providing notice to each Representative to permit compliance with applicable provisions of NASD Conduct Rule 2711(f) restricting publication and distribution of research and public appearances by research analysts before and after the expiration, waiver or termination of a lock-up agreement and agrees only to provide consent in circumstances that will permit such compliance by the Representatives. Notwithstanding the foregoing, if (1) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the Restricted Period and ends on the last day of the Restricted Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this Section 3(j) shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the earnings release is issued or the material news or material event relating to the Company occurs.

      (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

      (l) Restrictions on Reserved Securities. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted from sale, transfer, assignment, pledge or hypothecation for a period of 180 days following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such Reserved Securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

      (m) Compliance with Rule 463. The Company will report the use of proceeds as may be required pursuant to Rule 463 of the 1933 Act Regulations.

      (n) Compliance with the Sarbanes-Oxley Act. The Company shall at all times comply with all applicable provisions of the Sarbanes-Oxley Act, including the related rules and regulations promulgated thereunder by the Commission and The Nasdaq Stock Market, Inc., in effect from time to time.

      (o) Compliance with the Cuba Act. In accordance with the Cuba Act and without limitation to the provisions of Sections 6 and 7 hereof, the Company agrees to indemnify and hold harmless each Underwriter from and against any and all loss, liability, claim, damage and expense whatsoever (including fees and disbursements of counsel), as incurred, arising out of any violation by the Company of the Cuba Act.

      SECTION 4.0 Payment of Expenses.

      (a) Expenses. The Company, the Bank and the Selling Stockholders will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp, capital or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities and the Reserved Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto,
(viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market and (xi) all costs and expenses incurred by the Underwriters in connection with matters related to the Reserved Securities that are designated by the Company for sale to directors, officers, employees and persons having business relationships with the Company, including without limitation (A) the fees and disbursements of counsel for the Underwriters, and (B) stamp duties, similar taxes or duties or other taxes, if any.

      (b) Expenses of the Selling Stockholders. The Selling Stockholders, jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of their respective counsel and accountants.

      (c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company, the Bank and the Selling Stockholders shall reimburse the Underwriters for all of their out of pocket expenses incurred, including the fees and disbursements of counsel for the Underwriters.

      (d) Allocation of Expenses. The provisions of this Section shall not affect and, as between the Underwriters, on the one hand, and the Company, the Bank and/or the Selling Stockholders, on the other hand, shall not be affected by, any agreement that the Company, the Bank and/or the Selling Stockholders may make for the sharing of such costs and expenses.

      SECTION 5.0 Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary or on behalf of any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company, the Bank and the Selling Stockholders of their respective covenants and other obligations hereunder, and to the following further conditions:

      (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the

1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

      (b) Opinions of Counsel for the Company. At the Closing Time, the Representatives shall have received:

                  (i) the favorable opinion, dated as of the Closing Time, of Jenkens & Gilchrist, P.C., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, substantially to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request; and

                  (ii) the favorable opinion, dated as of the Closing Time, of Fiddler Gonzalez & Rodriguez, P.S.C., special Puerto Rico counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, substantially to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

                  (iii) the favorable opinion, dated as of the Closing Time, of Acosta & Ramirez C.S.P., special Puerto Rico tax counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, substantially to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

      (c) Opinions of Counsel for the Selling Stockholders. At the Closing Time, the Representatives shall have received:

                  (i) the favorable opinion, dated as of the Closing Time, of Jenkens & Gilchrist, P.C., counsel for the Selling Stockholders Ruben A. Jordan and Parques de Atraccionnes, S.A., in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters substantially to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request; and

                  (ii) the favorable opinion, dated as of the Closing Time, of Totti & Rodriguez-Diaz, counsel for the Selling Stockholder Dionisio Trigo-

      Gonzalez, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters substantially to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

      (d) Opinion of Counsel for the Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters in form and substance satisfactory to the Representatives.

      (e) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are, to such officer's knowledge, contemplated by the Commission.

      (f) Certificate of Selling Stockholders. At the Closing Time, the Representatives shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Stockholder, dated as of the Closing Time, to the effect that (i) the representations and warranties of each Selling Stockholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time and
(ii) each Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Time.

      (g) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter or letters dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter or letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information of the Company and Bank & Trust contained in the Registration Statement and the Prospectus.

      (h) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from KPMG LLP a letter or letters, dated as of the Closing Time, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter or letters furnished by them pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

      (i) Management Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from the Company a certificate of its Chief Executive Officer and Chief Financial Officer, dated such date, in form and substance satisfactory to the Representatives, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus audited by Arthur Andersen LLP, providing "Management Comfort" with respect to such information to the extent KPMG LLP is unable to provide such comfort, substantially to the effect set forth in Exhibit D hereto and to such further effect as counsel to the Underwriters may reasonably request.

      (j) Approval of Listing and Effectiveness of Registration Statement on Form 8-A. At the Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance, and the Company's Registration Statement on Form 8-A, providing for the registration of the Securities under the 1934 Act, shall have been declared effective by the Commission.

      (k) No Objection. The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

      (l) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule E hereto.

      (m) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Stockholders contained herein and the statements in any certificates furnished by the Company, any Subsidiary and the Selling Stockholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to
      Section 5(e) hereof remains true and correct as of such Date of Delivery.

                  (ii) Certificate of Selling Stockholders. A certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Stockholder confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) remains true and correct as of such Date of Delivery.

                  (iii) Opinions of Counsel for the Company. The favorable opinions of (A) Jenkens & Gilchrist, P.C., counsel for the Company, (B) Fiddler

      Gonzalez & Rodriguez, P.S.C., special Puerto Rico counsel for the Company and (C) Acosta & Ramirez C.S.P., special Puerto Rico tax counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

                  (iv) Opinions of Counsel for the Selling Stockholders. The favorable opinions of (A) Jenkens & Gilchrist, P.C., counsel for the Selling Stockholders Ruben A. Jordan and Parques de Atraccionnes, S.A., and (B) Totti & Rodriguez-Diaz, counsel for the Selling Stockholder Dionisio Trigo-Gonzalez, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(c) hereof.

                  (v) Opinion of Counsel for the Underwriters. The favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                  (vi) Bring-down Comfort Letter. A letter or letters from KPMG LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter or letters furnished by them to the Representatives pursuant to
      Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                  (vii) Bring-down Management Comfort Letter. A certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated such Date of Delivery, substantially in the same form and substance as the certificate furnished by such officers to the Representatives pursuant to Section 5(i) hereof.

      (n) Additional Documents. At the Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

      (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 3(o), 6, 7 and 8 shall survive any such termination and remain in full force and effect.

      (p) Confirmation Letters. At the Closing Time, the Representatives shall have received letters, in form and substance acceptable to the Representatives in their sole discretion, from each Selling Stockholder confirming the effectiveness of the powers-of-attorney executed by such Selling Stockholder and ratifying all actions previously taken by the Attorneys-in-Fact in connection with this Agreement.

      SECTION 6.0 Indemnification.

      (a) Indemnification of the Underwriters. The Company and the Bank, jointly and severally, and the Selling Stockholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in connection with the reservation and sale of the Reserved Securities to directors, officers, employees and persons having business relationships with the Company or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectus, not misleading;

            (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(1)(ii)(A) hereof; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Selling Stockholders; and

            (iv) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by Keefe Bruyette), as incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii) (A) hereof, to the extent that any such expense is not paid under
      (i), (ii) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Keefe Bruyette expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, however, that the liability of each Selling Stockholder pursuant to this Section 6(a) shall not exceed the product of the number of Shares sold by such Selling Stockholder and the purchase price for the Shares paid by the Underwriters as set forth on Schedule C; and provided, further, however, that each Selling Stockholder shall only be subject to liability pursuant to this Section 6(a) to the extent that any untrue statement or alleged untrue statement of a material fact, or omission or alleged omission therefrom of a material fact, was made in reliance upon and in conformity with the information furnished or confirmed (in each case orally or in writing) by or on behalf of such Selling Stockholder.

      (b) Indemnification of the Company, Directors and Officers and the Selling Stockholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Stockholder and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Keefe Bruyette expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the expected delivery date for the shares included in the last sentence at the bottom of the front cover and the last sentence of the third paragraph under the caption "Underwriting"; the list of Underwriters and their respective participation in the sale of the Shares in the first paragraph under the caption "Underwriting"; the information concerning the offering price, selling concessions and reallowances in the third paragraph under the caption "Underwriting"; and the information concerning stabilization of the market price of the Shares, short positions and penalty bids in the ninth paragraph under the caption "Underwriting."

      (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Keefe Bruyette, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel to which the indemnified party is entitled under Section 6(a) or 6(b) as the case may be, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(iii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company and the Bank agree, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of directors, officers, employees and persons having business relationships with the Company to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

      (f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company, the Bank and the Selling Stockholders with respect to indemnification.

      SECTION 7.0 Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Bank and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Bank and the Selling Stockholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company, the Bank and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the Securities as set forth on such cover.

      The relative fault of the Company, the Bank and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Bank or the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(a)(ii)(A) hereof.

      The Company, the Bank, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Stockholder, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

      The provisions of this Section shall not affect any agreement among the Company, the Bank and the Selling Stockholders with respect to contribution.

      SECTION 8.0 Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Subsidiaries or the Selling Stockholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Selling Stockholders, and shall survive delivery of the Securities to the Underwriters.

      SECTION 9.0 Termination of Agreement.

      (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, the Bank and the Selling Stockholders, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war, or any major act of terrorism involving the United States, or any other substantial national or international calamity, emergency or crisis involving a prospective change in national or international political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities on the terms and in the manner contemplated in the Prospectus, or
(iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or national securities associations or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or Puerto Rico authorities.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 3(o), 6, 7 and 8 shall survive such termination and remain in full force and effect.

      SECTION 10.0 Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

      No action pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement, either (i) the Representatives or (ii) the Company and any Selling Stockholder shall have the right to postpone the Closing Time or a Date of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangement.

      SECTION 11.0 Default by one or more of the Selling Stockholders or the Company.

      (a) If a Selling Stockholder shall fail at the Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Stockholder or Selling Stockholders are obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Stockholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Stockholders, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 3(o), 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the Securities which the non-defaulting Selling Stockholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

      In the event of a default by any Selling Stockholder as referred to in this Section 11, each of the Representatives, the Company and the non-defaulting Selling Stockholders shall have the right to postpone the Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

      (b) If the Company shall fail at the Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 3(o), 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company or the Bank from liability, if any, in respect of such default.

      SECTION 12.0 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

      Notices to the Underwriters shall be directed to:

                  Keefe Bruyette & Woods, Inc.
                  UBS Securities LLC
                  Brean Murray & Co., Inc.
                    as Representatives of the several Underwriters
                  c/o Keefe, Bruyette & Woods, Inc.
                  787 Seventh Avenue, 4th Floor
                  New York, New York 10019
                  Attention:  Mitch Kleinman, Esq., General Counsel
                  Fax:  (212) 397-9347

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  1600 Smith Street, Suite 4400
                  Houston, Texas 77002
                  Attention:  Frank Ed Bayouth II, Esq.
                  Fax:  (888) 329-0752

         Notices to the Company and the Bank shall be directed to:

                  EuroBancshares, Inc.
                  270 Munoz Rivera Avenue
                  San Juan, Puerto Rico 00918
                  Attention:  Rafael Arrillaga-Torrens, Jr., President and Chief
                              Executive Officer
                  Fax:  (787) 758-5611

                  with a copy to:

                  Jenkens & Gilchrist, P.C.
                  1445 Ross Avenue, Suite 3200
                  Dallas, Texas 75202
                  Attention:    Peter G. Weinstock, Esq.
                                Ronald J. Frappier, Esq.
                  Fax:  (214) 855-4300

         Notices to the Selling Stockholders shall be directed to:

                  Dionisio Trigo-Gonzalez
                  Ruben A. Jordan
                  Parques de Atracciones, S.A.
                  c/o EuroBancshares, Inc.
                  270 Munoz Rivera Avenue
                  San Juan, Puerto Rico 00918
                  Attention:    Rafael Arrillaga-Torrens, Jr. and Yadira R.
                                Mercado, As attorneys-in-fact for the Selling
                                Stockholders
                  Fax:  (787) 758-5611

                  with a copy to:

                  Jenkens & Gilchrist, P.C.
                  1445 Ross Avenue, Suite 3200
                  Dallas, Texas 75202
                  Attention:    Peter G. Weinstock, Esq.
                                Ronald J. Frappier, Esq.
                  Fax:  (214) 855-4300

      SECTION 13.0 Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Bank and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Bank and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Bank and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 14.0 Governing Law; References to Time. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

            Except as otherwise set forth herein, specified times of day refer to New York City time.

      SECTION 15.0 Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company, the Bank and the Selling Stockholders consent to the jurisdiction of such courts and personal service with respect thereto. The Company, the Bank and the Selling Stockholders hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any indemnified party. Each of the Underwriters, the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Bank and the Selling Stockholders waive all rights to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company, the Bank and the Selling Stockholders agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company, the Bank or the Selling Stockholders, as the case may be, and may be enforced in any other court to the jurisdiction of which the Company, the Bank or the Selling Stockholders is or may be subject, by suit upon such judgment. Each of the Company, the Bank and the Selling Stockholders hereby appoints, without power of revocation, [SPECIFY AGENT] as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement.

      SECTION 16.0 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company, the Bank and the Attorney-in-Fact for the Selling Stockholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company, the Bank and the Selling Stockholders in accordance with its terms.

                                        Very truly yours,

                                        EUROBANCSHARES, INC.



                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        EUROBANK



                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        Dionisio Trigo-Gonzalez
                                        Ruben A. Jordan
                                        Parques de Atracciones, S.A.



                                        By:
                                            ------------------------------------
                                            Rafael Arrillaga-Torrens, Jr.
                                            As Attorney-in-Fact for the Selling
                                            Stockholders

CONFIRMED AND ACCEPTED, as of the date first above written:


KEEFE, BRUYETTE & WOODS, INC.
UBS SECURITIES LLC
BREAN MURRAY & CO., INC.

By: KEEFE, BRUYETTE & WOODS, INC.


By:
   --------------------------------------------------
                      Authorized Signatory



For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A


Name of Underwriter                                             Number of
                                                                 Initial
                                                                Securities
Keefe, Bruyette & Woods, Inc...........................
UBS Securities LLC.....................................
Brean Murray & Co., Inc................................



Total .................................................         3,894,988
                                                                =========


                                    Sch A - 1

                                   SCHEDULE B


                                               Number of Initial                    Maximum Number of Option
                                             Securities to be Sold                    Securities to Be Sold
                                             ---------------------                  ------------------------
EuroBancshares, Inc......................        3,450,000                                 517,500

Dionisio Trigo-Gonzalez..................          314,988                                  47,248

Ruben A. Jordan..........................           40,000                                   6,000

Parques de Atracciones, S.A..............           90,000                                  13,500

Total ............................               3,894,988                                 584,248
                                                 =========                                 =======


                                    Sch B - 1

                                   SCHEDULE C


                              EUROBANCSHARES, INC.
                        3,894,988 Shares of Common Stock
                           (Par Value $.01 Per Share)

      1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $[ ].

      2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $[ ], being an amount equal to the initial public offering price set forth above less $[ ] per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.


                                    Sch C - 1

                                   SCHEDULE D

                Eurobank, a Puerto Rico chartered commercial bank

                  EBS Overseas, Inc., a Puerto Rico corporation

                  EuroSeguros, Inc., a Puerto Rico corporation

            Eurobank Statutory Trust I, a Connecticut statutory trust

           Eurobank Statutory Trust II, a Connecticut statutory trust



                                    Sch D - 1

                                   SCHEDULE E

         [List of Persons and Entities Subject to the Lock-Up Agreement]


                                    Sch E - 1

                                                                       Exhibit A

                     [FORM OF OPINIONS OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)]

                                                                       Exhibit B

            [FORM OF OPINIONS OF COUNSEL FOR THE SELLING STOCKHOLDERS
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)]

                                                                       Exhibit C

       [FORM OF LOCK-UP FROM DIRECTORS, OFFICERS, SELLING STOCKHOLDERS AND
                  OTHER STOCKHOLDERS PURSUANT TO SECTION 5(l)]

                              EUROBANCSHARES, INC.

                                LOCK-UP AGREEMENT

                                 _________, 2004

KEEFE, BRUYETTE & WOODS, INC.
UBS SECURITIES LLC
BREAN MURRAY & CO., INC.
   as Representatives of the several
   Underwriters to be named in Schedule A
   to the within mentioned Purchase Agreement
c/o Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue, 4th Floor
New York, New York 10019

      Re:   Proposed Initial Public Offering by EuroBancshares, Inc.

Ladies and Gentlemen:

      The undersigned, a stockholder of EuroBancshares, Inc., a Puerto Rico corporation (the "Company"), understands that you, as representatives (the "Representatives"), propose to enter into a Purchase Agreement (the "Purchase Agreement") on behalf of the several Underwriters named in Schedule A to the Purchase Agreement (collectively, the "Underwriters"), with the Company, Eurobank, a Puerto Rico chartered commercial bank and a wholly-owned subsidiary of the Company (the "Bank"), and the Selling Stockholders named in Schedule B to the Purchase Agreement (the "Selling Stockholders"), providing for the initial public offering (the "Initial Public Offering") of shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), pursuant to a Registration Statement on Form S-1 (Registration No. 333-115510) (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") on May 14, 2004.

      In consideration of the agreement by the Underwriters to offer and sell the Shares, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period (the "Restricted Period") beginning on the date hereof and continuing to and including the date 180 days after the date of the final prospectus relating to the Initial Public Offering, the undersigned will not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively, the "Undersigned's Shares"), or file or cause to be filed any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing.

      The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

      If:

      (1) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the Restricted Period and ends on the last day of the Restricted Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

      (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period,

the restrictions set forth herein shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the earnings release is issued or the material news or material event relating to the Company occurs.

      Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts in private transactions, by will or by intestacy, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust, family partnership or limited liability company for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, in the case of a trust, or all of the partners or members of which are either the undersigned and/or the immediate family of the undersigned, in the case of a family partnership or limited liability company; provided, however, that in any such case, such entity agrees to be bound in writing by the restrictions set forth herein, and provided further that there shall be no further transfer of such Shares of the Company or transfer of the capital stock of or transfer of or change in the ownership interest in such trust, family partnership or limited liability company, except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value, (iii) upon the death of the undersigned to his or her executors, administrators, testamentary trustees, legatees or beneficiaries, (iv) to the Underwriters pursuant to the Purchase Agreement, (v) in transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Initial Public Offering, or (vi) with the prior written consent of Keefe, Bruyette & Woods, Inc. (which consent may be withheld in its sole discretion), provided that Keefe, Bruyette & Woods, Inc., for the benefit of each of the other Representatives, agrees not to provide such consent without providing notice to each Representative to permit compliance with applicable provisions of NASD Conduct Rule 2711(f) restricting publication and distribution of research and public appearances by research analysts before and after the expiration, waiver or termination of a lock-up agreement and agrees only to provide consent in circumstances that will permit such compliance by the Representatives. Notwithstanding the foregoing, the undersigned may exercise any stock options of the undersigned to purchase Shares, subject to any applicable provisions of the EuroBancshares, Inc. 2002 Stock Option Plan, provided that the Shares acquired upon exercise of such options shall remain subject to the restrictions set forth herein. For purposes of this paragraph, "immediate family" shall mean the undersigned and the spouse, any lineal descendant, father, mother, brother or sister of the undersigned.

      In addition, notwithstanding the foregoing, if the undersigned is a corporation, partnership, limited liability company or other form of business entity, the undersigned may transfer the Undersigned's Shares of the Company to any wholly-owned subsidiary, partner or member of the undersigned; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Shares subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such Shares of the Company or transfer of the capital stock of or transfer of or ownership interest in such subsidiary, partner, member or affiliate of the undersigned, except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value.

      The undersigned now has, and, except as contemplated by clauses (i)-(vi) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

      This Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from the undersigned's obligations hereunder (i) upon the date either Keefe, Bruyette & Woods, Inc., on the one hand, or the Company, on the other hand, advises the other in writing, prior to the execution of the Purchase Agreement, that it has determined not to proceed with the Initial Public Offering, (ii) upon the date the Registration Statement is withdrawn or (iii) upon the date the Purchase Agreement is terminated, for any reason, prior to the Closing Time (as defined in the Purchase Agreement).

      The undersigned understands that the Company, the Bank, the Selling Stockholders and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Initial Public Offering. The undersigned understands that whether or not the Initial Public Offering actually occurs depends on a number of factors, including stock market conditions. The Initial Public Offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation among the Company, the Bank, the Selling Stockholders and the Underwriters.

      The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. The undersigned understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.


                                        Very truly yours,

                                        ___________________________________
                                        Name:
                                        Title:

                                                                       Exhibit D

          [FORM OF MANAGEMENT COMFORT LETTER PURSUANT TO SECTION 5(i)]



                              EUROBANCSHARES, INC.

                            MANAGEMENT COMFORT LETTER
              with respect to the consolidated financial statements
                         audited by Arthur Andersen LLP


      Reference is made to the initial public offering by EuroBancshares, Inc., a Puerto Rico corporation (the "Company"), of 3,894,988 shares of the Company's common stock, par value $.01 per share, pursuant to the terms of the Purchase Agreement, dated August [ ], 2004 (the "Purchase Agreement"), by and among the Company, Eurobank, a Puerto Rico chartered commercial bank and a wholly-owned subsidiary of the Company (the "Bank"), the persons listed in Schedule B of the Purchase Agreement, and Keefe, Bruyette & Woods, Inc., UBS Securities LLC and Brean Murray & Co., Inc.

      Each of the undersigned, Rafael Arrillaga-Torrens, Jr., the duly appointed President and Chief Executive Officer of the Company, and Yadira R. Mercado, the duly appointed Executive Vice President, Chief Financial Officer and Corporate Secretary of the Company, pursuant to Section 5.0(i) of the Purchase Agreement, hereby certifies on behalf of the Company and solely in their respective capacities as officers of the Company (and not in an individual capacity) that:

      1. Arthur Andersen LLP audited the consolidated balance sheets of the Bank as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity and other comprehensive income, and cash flows for each of the three years in the period ended December 31, 2001, included in the Company's Registration Statement on Form S-1 (Registration No. 333-115510) (as initially filed with the Securities and Exchange Commission on May 14, 2004 and as subsequently amended, the "Registration Statement"). Arthur Andersen LLP's report with respect thereto is also included in the Registration Statement.

      2. At all times that Arthur Andersen LLP was engaged by the Bank, Arthur Andersen LLP was a firm of independent certified public accountants with respect to the Bank within the meaning of the Securities Act of 1933, as amended (the "Act"), and the applicable rules and regulations thereunder.

      3. The consolidated financial statements audited by Arthur Andersen LLP included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations thereunder.

      4. Arthur Andersen LLP has not audited or reviewed any financial statements of the Company or the Bank as of any date or for any period subsequent to December 31, 2001.

      5. Arthur Andersen LLP's reports on the consolidated financial statements of the Bank as of and for the three years ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty or audit scope.

      6. During the three years ended December 31, 2001, there were no disagreements between the Bank and Arthur Andersen LLP on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen LLP's satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its reports, and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K under the Act.


Dated as of this_____day of August, 2004.



                                        ---------------------------------------
                                        Name:  Rafael Arrillaga-Torrens, Jr.
                                        Title: President and Chief Executive
                                               Officer



                                        ---------------------------------------
                                        Name:  Yadira R. Mercado
                                        Title: Executive Vice President, Chief
                                               Financial Officer and Corporate
                                               Secretary

                                                                         Annex A

         [FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(g)]



                                   ANNEX A-1